EXHIBIT 5.1

                 [LETTERHEAD OF HENSON & EFRON, P.A.]


June 7, 1999


Board of Directors
Pentair, Inc.
1500 County Road B2 West
St. Paul, Minnesota  55113

Ladies and Gentlemen:

     We are acting as counsel to Pentair, Inc., a Minnesota corporation (the "Company"), in connection with its registration statement on Form
S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the
"Securities Act"), relating to the proposed public offering of up to $700,000,000 in aggregate amount of one or more series of the Company's securities, which securities may include any or all of the Company's (i) shares of common stock, par value
$.16 2/3 per share including rights attached thereto to purchase shares of Common Stock pursuant to the Rights Agreement dated as of July
31, 1995, (collectively the "Common Stock"); or
(ii) debt securities (the "Debt Securities"), all of which Common Stock and Debt Securities may be offered and sold from time to time on a continuous or delayed basis as set forth in the prospectus which forms a part of the Registration Statement
(the "Prospectus"), and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   The Registration Statement.

     2.   The Amended and Restated Articles of
          Incorporation of the Company, (the
          "Articles of Incorporation") as
          certified by the Secretary of State of
          the State of Minnesota on June 4, 1999
          and by the Secretary of the Company on
          the date hereof as then being complete,
          accurate and in effect.  We note that
          the deletion of the previously
          designated series of preferred shares,
          which was approved at the most recent
          shareholder meeting, is not as yet
          reflected in the document as filed with
          and certified by the Secretary of State.

     3.   The Amended and Restated Bylaws of the
          Company (the "Bylaws"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

     4.   The form of Indenture relating to Debt
          Securities between the Company and Trustee, filed as Exhibit 4.2 to the Registration
          Statement.

     5. Resolutions of the Board of Directors of the Company adopted at a meeting held on June 2, 1999 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration
          Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. In giving this opinion, we also have relied as to certain matters on information obtained from public officials, officers of the Company and other sources we believe to be responsible. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Common Stock and Debt Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Certificate of Incorporation, Bylaws and applicable Minnesota law; and
(ii) any Debt Securities will be issued pursuant to an Indenture, the form of which will be filed as an exhibit on a current Form 8-K filed prior to issuance thereof.

     This opinion letter is based as to matters of law solely on the laws of the State of Minnesota. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

     (a) With respect to the Common Stock, when the Registration Statement has become effective under the Securities Act, upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of certificates for shares of Common Stock against payment therefor in accordance with the terms of such Board
          Action and any applicable underwriting
          agreement or purchase agreement, and as
          contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

     (b) With respect to the Debt Securities, when (i) the Registration Statement has become effective under the Securities Act, (ii) an applicable Indenture has been duly executed and delivered by the Company and the Trustee named therein, (iii) by applicable Board
          Action, the issuance of any series of Debt
          Securities has been duly authorized and the terms thereof have been duly established in accordance with the provisions of the Indenture, and (iv) such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board
          Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement or the applicable Prospectus Supplement, the
          Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights
          (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfer and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

     To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture;
that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     The opinions expressed in Paragraph (b) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraph (a), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal
Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                              Very truly yours,

                              HENSON & EFRON, P.A.

                              /s/ Henson & Efron, P.A.